                                                                   EXHIBIT 10.32



                               September 26, 2002

VIA FACSIMILE

Mr. Robert Kelly
Financial Director
Minorplanet Limited
Greenwich House, North Street
Sheepscar, Leeds LS7 2AA

         RE: EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT DATED 13 JUNE 2001 ENTERED INTO BETWEEN CAREN (292) LIMITED, FORMERLY KNOWN AS MINORPLANET LIMITED ("MPL"), A COMPANY REGISTERED IN ENGLAND UNDER COMPANY NUMBER 3213219 WHOSE REGISTERED OFFICE IS AT GREENWICH HOUSE, NORTH STREET, SHEEPSCAR, LEEDS LS7 2AA AND MISLEX (302) LIMITED, NOW KNOWN AS MINORPLANET SYSTEMS USA LTD. ("MPUSA"), A COMPANY REGISTERED IN ENGLAND UNDER COMPANY NUMBER 4131647 WHOSE REGISTERED OFFICE IS AT GREENWICH HOUSE, NORTH STREET, SHEEPSCAR, LEEDS LS7 2AA, BUT WHOSE ADDRESS FOR PURPOSES OF THE RECEIPT OF WRITTEN NOTICES SHALL BE 1155 KAS DRIVE, SUITE 100, RICHARDSON, TEXAS, 75081 (THE "LICENSE AGREEMENT")

Dear Mr. Kelly:

         As previously discussed, during the initial twelve (12) months of the License Agreement, Section 6 of the License Agreement required MPL to provide marketing and sales support to MPUSA free of charges except for reimbursement of all reasonable traveling, accommodation and other expenses reasonably incurred by any employees of MPL in providing such services. However, as discussed, as the initial twelve (12) month period has now expired, the obligation of MPL to provide the referenced marketing and sales support to MPUSA free of charges is no longer in effect.

         This letter serves to confirm the terms and conditions by which MPL shall continue to provide marketing and sales support to MPUSA as more fully set forth below:

    1. Sales/Marketing Consulting Services from 14 June 2002 to 22 August 2002. To the extent MPL provided marketing and sales support to MPUSA during the period beginning 14 June 2002 to 22 August 2002, MPL agrees these services were provided free of charge except for reimbursement of all reasonable traveling, accommodation and other expenses reasonably incurred by any employees of MPL in providing such services.

    2. Continued Sales and Marketing Support. MPUSA and MPL have agreed that it is desirable that MPL shall continue to provide assistance to MPUSA with the marketing and sale of VMI systems in North America during the period beginning 23 August 2002 and ending 22 February 2003 (the "Initial Consulting Term").

    3. Executive Sales/Marketing Consulting Services. Part of the continuing sales and marketing support shall be provided through MPL's senior level executives, including but not limited to, its Chief Executive Jeffery Morris ("Executive Sales/Marketing Consulting Services"). MPL estimates that total fees in respect of Executive Sales/Marketing Consulting Services for the Initial Consulting Term including the reasonable and necessary expenses related to the provision of such services will approximate $1,760,0000 U.S. based upon the anticipated level of assistance required.

Mr. Robert Kelly
Financial Director
Minorplanet Limited
September 26, 2002
Page 2 of 4


    4. Non-Executive Sales/Marketing Consulting Services. MPL shall also provide assistance to MPUSA with the marketing and sale of VMI systems in North America during the Initial Consulting Term through use of MPL's non-executive level personnel (the "Non-Executive Sales/Marketing Consulting Services"). MPL estimates that total non-executive level personnel consulting fees for such services for the Initial Consulting Term will approximate $610,000 U.S. based upon the anticipated level of assistance required. The rates for the non-executive sales/marketing personnel to be provided by MPL are set forth in Exhibit A hereto. The parties envisage that MPUSA shall directly pay and/or reimburse the non-executive level personnel for reasonable traveling, accommodation and other expenses incurred as part of providing the Non-Executive Sales/Marketing Consulting Services. In the event that MPL shall have paid such expenses or made such reimbursement then MPL shall in turn be reimbursed by MPUSA provided always that such expenses shall be deemed by MPUSA to be reasonable.

    5. Invoicing/Payment of Executive Sales/Marketing Consulting Service Charges. MPL shall render an invoice for the Executive Sales/Marketing Consulting Service Charges for the initial three (3) months of the Initial Consulting Term beginning 23 August 2002 and ending 22 November 2002 in the amount of $880,000 (the "Initial Executive Services Invoice"). Other than the Initial Executive Services Invoice, MPL shall not charge MPUSA any additional amounts for services rendered nor expenses incurred in relation to Executive Sales/Marketing Consulting Services during the period beginning 23 August 2002 and ending 22 November 2002. MPUSA shall not be required to pay the Initial Executive Services Invoice unless and until MPUSA's parent company, Minorplanet Systems USA, Inc., has filed a Form 10-K reporting net income (as defined by U.S. GAAP) and positive cash flow for the previous 12-month reporting period. Regardless of the services provided or expenses incurred, MPUSA shall have no liability for the Executive Sales/Marketing Consulting Services rendered by MPL during the period beginning 23 August 2002 and ending 22 November 2002 in excess of $880,000 U.S.

               a. MPUSA and MPL shall review the progress made by MPUSA in the marketing and sale of VMI Systems in North America at the end of the period beginning 23 August 2002 and ending 22 November 2002 in good faith to determine whether additional Executive Sales/Marketing Consulting Services are needed for the subsequent three-month period. Directors of MPUSA which do not qualify as Independent Directors under the rules of NASDAQ or the United States Securities & Exchange Commission shall abstain from deliberations and voting on such determination.

    6. Invoicing/Payment of Non-Executive Sales/Marketing Consulting Service Charges. MPL shall render invoices for the Non-Executive Sales/Marketing Consulting Services and related reasonable and necessary expenses on a monthly basis and MPUSA shall pay such invoice net 30 days. In the event that MPL believes that the Non-Executive Sales/Marketing Consulting Service charges will exceed $610,000 U.S. for the period beginning 23 August 2002 and ending 22 November 2002, MPL shall immediately notify MPUSA in writing prior to providing any additional services or incurring any additional or expenses.

    7. All other terms and conditions of the License Agreement, to the extent not modified by this Addendum, shall remain in full force and effect.

Mr. Robert Kelly
Financial Director
Minorplanet Limited
September 26, 2002
Page 3 of 4


         Please sign this letter as an authorized representative of MPL to indicate MPL's acceptance and agreement to the terms of this letter addendum.

                                             Sincerely,
                                             /s/ John Stupka

                                             Independent Director
                                             MINORPLANET SYSTEMS USA, LTD.

AGREED TO & ACCEPTED:

MINORPLANET LIMITED

BY: /s/ ROBERT KELLY
    -------------------------
        ROBERT KELLY

TITLE: FINANCE DIRECTOR
    -------------------------

DATE: 30 DECEMBER 2002
    -------------------------

Mr. Robert Kelly
Financial Director
Minorplanet Limited
September 26, 2002
Page 4 of 4


EXHIBIT A


                   Non-Executive Sales/Marketing Rate Schedule

                                                                                          Total
                                       Qty          Monthly Rate   Estimated Months   Estimated Cost
                                   ------------     ------------   ----------------   --------------
Sales Director                                2     $     16,726                6     $    200,707
Senior sales execs                            5     $     10,807                6     $    324,219
Sales execs/assistants                        5     $      2,830                6     $     84,915

              Total                                                                   $    609,841